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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Proxim, Inc. of our report dated January 23, 2001 relating to the financial statements, which appears in the Annual Report of Proxim, Inc. on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
February 20, 2001